Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                                       OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): April 20, 2000

                           SI DIAMOND TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                      TEXAS
                 (State or Other Jurisdiction of Incorporation)



                 1-11602                       76-0273345
         (Commission File No.)    (I.R.S. Employer Identification No.)


                             3006 Longhorn Boulevard
                                    Suite 107
                               Austin, Texas 78758
                    (Address of Principal Executive Offices)

                                  512/339-5020
              (Registrant's Telephone Number, Including Area Code)

Item 5. Other Events

         On April 20, 2000, Electronic Billboard Technology, Inc., ("EBT") a wholly owned subsidiary of SI Diamond Technology, Inc., entered into a Master License Agreement For Electronic Billboards (the "Agreement") with Cinemark USA, Inc. ("Cinemark"). Pursuant to the Agreement, EBT will license, for a period of five years, space from Cinemark at several of its theaters so that EBT may install electronic billboards at those locations. The Agreement also gives EBT the right to sell advertising on the electronic billboards. As consideration for the license, EBT will pay rental fees to Cinemark as follows: the greater of (i) 15% of the gross revenues generated from advertising revenues, less applicable sales taxes, until EBT recovers one-half of its direct, out-of-pocket costs of the electronic billboards, (ii) thereafter, 20% of the gross revenues generated from advertising revenues, less applicable sales taxes, until EBT recovers all of its direct, out-of-pocket costs of the electronic billboards and (iii) thereafter, 25% of the gross revenues generated from advertising revenues, less applicable sales taxes or a minimum annual rental fee of $36,000, to be paid in two $18,000 installments each year.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits:

     10.1 Form of Master License Agreement for Electronic Billboards by and between the Registrant and Cinemark USA, Inc.

     99.1 News Release, "SI Diamond Announces a License Agreement with Cinemark" April 27, 2000.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       SI DIAMOND TECHNOLOGY, INC.

                                       By: /s/  W.  Michael Murray
                                       W. Michael Murray, Vice President
                                       and General Counsel





Dated: April 28, 2000